ARTICLES OF INCORPORATION

OF

PRO-DEX HOLDINGS, INC.

KNOW ALL MEN BY THESE PRESENTS: that the undersigned incorporator, being a natural person of the age of eighteen years or more, and desiring to form a corporate entity under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation.

ARTICLE 1: The name of the corporation is:  Pro-Dex Holdings, Inc. ("Corporation").

ARTICLE 2: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Colorado. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado.

ARTICLE 3: The aggregate number of shares which the j Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shall be designated Common Stock, no par value per share, and 10,000,000 shares shall be designated Preferred Stock, no par value per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock are as follows:

(a)       Common Stock. The holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote. Subject to all of the rights of the Preferred Stock expressly provided herein, by law or by the board of directors pursuant to this ARTICLE, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable  law in the absence of any express grant of rights or privileges in these Articles of Incorporation.

(b)        Preferred Stock. The Preferred Stock may be issued from time to time by the board of directors as shares of one or more series. The description of shares of each series of Preferred Stock shall be set forth in a statement filed as required by law from time to time and prior to the issuance of any shares of such series.

The board of directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a statement with the Secretary of State of Colorado to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the voting powers, designations, preferences,  limitations as to dividends, terms and conditions of redemption, and relative, participating, conversion, option or other rights, if any, or the qualifications, limitations or restrictions relating to the shares of each such series. The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(i)          The distinctive serial designation of such  series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 10,000,000);

(ii)          The annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(iii)         Whether the shares of such series shall be redeemable and, if so, the rights and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(iv)          The obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

(v)           Whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion and exchange and the terms of adjustment, if any;

(vi)           Whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)          The rights of the shares of such series in the event of voluntary or involuntary dissolution or winding-up of the Corporation; and

(viii)        Any other  relative  rights,  powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized under the laws of the State of Colorado.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the date from and after which dividends thereon shall accumulate, if dividends are cumulative. Unless otherwise specified in any statement  designating any series  of Preferred Stock, a merger or consolidation of  the Corporation with or into any other corporation, a share exchange involving the Corporation, or a sale, lease or exchange or transfer of all or any part of the assets of the Corporation shall not result in the liquidation  of  the Corporation; and the distribution of its assets to shareholders shall not be deemed to be a voluntary or involuntary liquidation, distribution or winding-up of the Corporation for purposes of this ARTICLE.

The following series of  shares of the Corporation's Preferred Stock is hereby established:

Series A Convertible Preferred Stock. A series of 78,129 shares of the Corporation's Preferred Stock shall hereinafter be designated "Series A Convertible Preferred Stock," and shall have the following rights and preferences:

(1)          Holders shall have a first priority liquidation preference as against holders of Common Stock or the holders of any shares of capital stock ranking junior to the Series A Convertible Preferred Stock of $3.60 per share;

(2)          Holders shall have the right to convert one share of Series A Convertible Preferred Stock into one share of the Corporation's Common Stock at any time and from time to time;

(3)          The Corporation shall not have the right to redeem the Series A Preferred Stock;

(4)         Holders of the Series A Convertible Preferred Stock shall have no voting rights except as otherwise granted to them under the laws of the State of Colorado;

(5)          Holders of the Series A Convertible Preferred Stock shall not be entitled to dividends;

(6)          A consolidation or merger of the Corporation with or into another corporation or entity or sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation with respect to the Series A Convertible Preferred Stock unless such consolidation or merger is a "Pro Forma Merger." A "Pro Forma Merger" is a consolidation or merger, as the result of which 15% or fewer of the equity securities of the Corporation outstanding after the merger or consolidation are owned by persons who were not holders of equity securities of the Corporation immediately preceding the merger or consolidation;

(7) In the event any shares of the Corporation's Common Stock are issued as a dividend or other distribution on any class of capital stock of the Corporation, or shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, appropriate adjustment shall be made in the conversion rate to reflect such stock split, combination or stock dividend so as to preclude a dilution or enlargement of benefits by the holders of the Series A Convertible Preferred Stock. If the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than subdivision or combination of shares or a stock dividend, reorganization or consolidation, provided for elsewhere in this subsection 7), then and in any such event, each holder of Series A Convertible Preferred Stock shall have the right thereafter to convert such Stock into the kind and amount of stock and other securities, cash and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change. Except as herein otherwise provided, if at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection 7) then, as part of such reorganization, appropriate adjustment shall be made in the application of the provisions of this subsection 7 with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reorganization, or sale to the end that the provisions of this subsection shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

(8)            No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock, and the Corporation shall pay to the holders of the shares of Series A Convertible Preferred Stock which were converted by cash adjustment in respect of such fraction in an amount equal to such fraction of $5.00 per share reduced or increased in proportion to the conversion price, but only if and when such cash is legally available for that purpose. The conversion price shall be determined as of the last business day for which prices or quotes discussed in this sentence are available prior to the date of conversion by the holder of shares of Series A Convertible Preferred Stock and shall mean (x) the average (on that date) of the high and low prices of the shares of Common Stock on the principal national securities exchange on which the Stock is traded, if the Common Stock is then traded on a national securities exchange, or (y) the last reported sale price (on that date) of the Common Stock on the NASDAQ, if the stock is not then traded on a national securities exchange; or (z) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for the over-the-counter securities, if the Common Stock is not then reported on NASDAQ. However, if the Common Stock is not publicly traded at the time shares of the Series A Convertible Preferred Stock is then converted, the conversion price shall be determined to mean the fair value of the Common Stock as determined in good faith by the board of directors.

(9)            The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of the Series A Convertible Preferred Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of the outstanding shares of Series A Convertible Preferred Stock. The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, stock dividend, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times, in good faith, assist in the carrying out of all of the provisions of the Series A Convertible Preferred Stock and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against any and all impairment.

(10) All shares of Series A Convertible Preferred Stock surrendered for conversion shall be restored to the status of authorized but unissued shares of Preferred Stock and may not be reissued as Series A Convertible Preferred Stock.

ARTICLE 4: Except as otherwise may be provided by the board of directors, shareholders of the Corporation shall not be entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of capital stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any of such unissued or treasury shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE 5: The shareholders shall not be entitled to cumulative voting.

ARTICLE 6: One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When, with respect to any action to be taken by the shareholders of the Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Except as otherwise provided by these Articles of Incorporation or the laws of the State of Colorado, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

ARTICLE 7: The address of the initial registered office of the Corporation is: 1401 Pearl Street, Suite 304, Boulder,' Colorado 80302, and the name of the initial registered agent at such address is: Kent E. Searl. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE 8: The personal liability of each director to the Corporation or its shareholders shall be eliminated and limited to the fullest extent permitted by the laws of the State of Colorado. Any repeal or modification of this ARTICLE by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The Corporation shall indemnify all persons to the extent and in the manner permitted by the provisions of the Colorado Corporation Code, as amended from time to time, subject to any permissible expansion or limitation of such indemnification as may be set forth in the

Bylaws of the Corporation or any shareholders or directors resolution or by contract. The provisions of this ARTICLE shall also be applicable to the personal representative and estate of all persons who may be indemnified pursuant to the Colorado Corporation Code, as the same may be amended from time to time.

ARTICLE 9: The number of directors of the Corporation shall be fixed in accordance with the Bylaws of the Corporation, except that the initial board of directors shall consist of three directors. The names and addresses of the persons who shall serve as directors until the first Annual Meeting of Shareholders or until their successors are elected and shall qualify are as follows:

Kent E. Searl	1401 Pearl Street, Suite 304 Boulder, Colorado 80302

Richard N. Reinhardt	1401 Pearl Street, Suite 304 Boulder, Colorado 80302

M. Larry Kyle	5900 Sunrise Mall Citrus Heights, CA 95610

From and after July 1, 1994, the directors shall be divided into three classes, the number of directors of each class as nearly equal as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Each director shall serve for a term ending at the third annual meeting of shareholders following the annual meeting at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term ending at the annual meeting to be held in the year following the first division of directors into classes, the directors first division as Class II directors shall serve for a term ending at the annual meeting to be held in the second year following the first designated of directors into classes, and the directors first designated as Class III directors shall serve for a term ending at the annual meeting  to be held in the third year following the first division of directors into classes.

ARTICLE 10: From and after July 1, 1994, any director or the entire board of directors may be removed from office only for cause upon the affirmative vote of the holders of the requisite number of shares then entitled to vote at any meeting of shareholders called expressly for that purpose as provided in the laws of the State of Colorado.

ARTICLE 11: Except as otherwise required by Colorado law, the officers of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's board of directors, as evidenced by resolutions appearing in its minutes. When so delineated, opportunities within such areas of interest shall be disclosed promptly to the board of directors. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers shall be free to engage in such areas and to continue a business existing prior to the time that such an area of interest has been designated.

ARTICLE 12: The name and address of the incorporator are as follows:

Marilyn R. Lewis
1675 Larimer Street, Suite 310
Denver, Colorado 80202

IN WITNESS WHEREOF, the above-named incorporator signed these Articles of Incorporation this 24th day of January, 1994.

State of Colorado                      )
                                                     )   ss.

 City and County of Denver    )

Before me, the undersigned, a notary public in and for the State of Colorado, on the 24th day of January 1994, personally appeared Marilyn R. Lewis, to me known and known to be the person who signed the foregoing Articles of Incorporation, who being duly sworn, acknowledge that she signed, sealed and delivered the same as her voluntary act and deed, for the uses and purposes therein stated, and that the facts stated therein are true.

My Commission expires: August 8, 1995

FEE $50.00

SUBMIT ORIGINAL OCR AND ONE COPY
PROFIT CORPORATION NAME AND PRINCIPAL ADDRESS

CORP OCR

ARTICLES OF INCORPORATION

001

NAME x Pro-Dex Holdings, Inc.

STREET x 1401 Pearl Street, #304 CITY x Boulder STATE x CO ZIP x 80302

THIS DOCUMENT MUST BE TYPED IN BLACK

SECRETARY OF STATE • 1560 BROADWAY #200, DENVER, CO 80202
(303) 894-2251

CUMULATIVE VOTING SHARES OF STOCK IS AUTHORIZED. YES [ ] NO [X]

IF DURATION IS LESS THAN PERPETUAL ENTER NUMBER OF YEARS x

THERE ARE PROVISIONS LIMITING OR DENYING TO SHAREHOLDERS THE PREEMPTIVE RIGHT TO ACQUIRE ADDITIONAL OR TREASURY SHARES OF THE CORPORATION. YES [X] NO [ ]

IF YES! state provisions on a separate 8½ x 11 sheet of paper.

STOCK INFORMATION: (If additional space is needed, continue and separate 8½ x 11 sheet of paper).

STOCK CLASS	AUTHORIZED SHARES	PAR VALUE
Common	50,000,000	No Par
Preferred	10,000,000	No Par

THE NAME OF THE INITIAL REGISTERED AGENT AND THE ADDRESS OF THE REGISTERED OFFICE IS: (corporations use LAST NAME space)

LAST NAME Lewis FIRST & MIDDLE NAME Marilyn R.

STREET 1675 Larimer, Suite 310 CITY Denver STATE CO ZIP 80202

DIRECTORS: HOW MANY DIRECTORS CONSTITUTE THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION? 3

THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE 1ST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED ARE: (If more than three, continue on a 8½ x 11 sheet of paper)

LAST NAME Searl FIRST & MIDDLE NAME Kent E.

STREET 1401 Pearl St., #304 CITY Boulder STATE CO ZIP 80302

LAST NAME Reinhardt FIRST & MIDDLE NAME Richard N.

STREET 1401 Pearl St., #304 CITY Boulder STATE CO ZIP 80302

LAST NAME Kyle FIRST & MIDDLE NAME M. Larry

STREET 5900 Sunrise Mall CITY Citrus Heights STATE CA ZIP 95610

INCORPORATORS: NAMES AND ADDRESSES: (If more than two, continue on a separate 8½ x 11 sheet of paper)

NAME	ADDRESS
x Marilyn R. Lewis	1675 Larimer, Suite 310, Denver, CO 80202
x	

I/WE THE UNDERSIGNED PERSON(S) OF THE AGE OF 18 YEARS OR MORE, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE COLORADO CORPORATION CODE, ADOPT THE ABOVE ARTICLES OF INCORPORATION. THE CORPORATION IS ORGANIZED FOR ANY LAWFUL PURPOSE. A MORE SPECIFIC PURPOSE MAY BE STATED ON A SEPARATE 8½ x 11 SHEET OF PAPER.

x Marilyn R. Lewis
SIGNATURE

x
SIGNATURE

PLEASE READ REVERSE SIDE BEFORE COMPLETING

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PRO-DEX HOLDINGS, INC.

Pursuant to the provisions of the Colorado Corporation Code, the undersigned Colorado corporation hereby adopts these Articles of Amendment to its Articles of Incorporation and certifies to the Secretary of State for the State of Colorado that:

FIRST: The name of the Corporation is Pro-Dex Holdings, Inc.

SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking ARTICLE 1 in its entirety and by substituting in lieu thereof the following:

"ARTICLE I

Name

The name of the Corporation shall be: Pro-Dex, Inc."

THIRD: The Amendment to ARTICLE 1 was adopted by the Board of Directors on January 26, 1994, at which time no shares had been issued. The Amendment was to be effected as part of a Plan of Reorganization and Agreement of Merger dated as of May 25, 1994 by and among Pro-Dex, Inc., a California corporation, P-D Acquiring Corp., a Colorado corporation, and Pro-Dex Holdings, Inc., a Colorado corporation. The Plan of Reorganization and Agreement of Merger was approved by the Corporation's sole shareholder in the manner provided by the Colorado Corporation Code effective as of April 1, 1994.

FOURTH: The manner, if not set forth in the Amendment to ARTICLE 1, in which any exchange, reclassification or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: No change.

FIFTH: The manner in which the Amendment to ARTICLE 1 effects a change in the amount of stated capital, and the amount of stated capital exchanged by the Amendment, are as follows: Not applicable.

IN WITNESS WHEREOF, Pro-Dex Holdings, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 25th day of May, 1994, and its President acknowledges that these Articles of Amendment are the act and deed of Pro-Dex Holdings, Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information and belief.

The foregoing Articles of Amendment were signed before me by Kent E. Searl and Hilarie King, as President and Assistant Secretary, respectively, of Pro-Dex Holdings, Inc., who, under oath, stated that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of their knowledge and belief.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PRO-DEX, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Pro-Dex, Inc.

SECOND: The following amendment to the Articles of Incorporation of Pro-Dex, Inc. was adopted on December I I, 2003, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders of the corporation. The number of shares voted for the amendment was sufficient for approval. The first sentence of Article 6 of the Articles of Incorporation of Pro-Dex, Inc. is replaced with the following:

ARTICLE 6: A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders.

THIRD: There is no exchange, reclassification or cancellation of issued shares provided for in this amendment.

FOURTH: Such amendment does not effect any change in the amount of stated capital.

Date: December 11, 2003

The names and mailing address of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused are:
Patrick Johnson and Jeffrey J. Ritchey
2030 Main Street, Suite 1030, Irvine, CA 92614